Exhibit 99.1

Company Contact:	Investor Contact:
Gordon Sangster (gsangster@micruscorp.com)	Jody Cain (jcain@lhai.com)
Chief Financial Officer	Bruce Voss (bvoss@lhai.com)
Micrus Endovascular Corporation	Lippert/Heilshorn & Associates, Inc.
(408) 433-1400	(310) 691-7100
MICRUS ENDOVASCULAR REPORTS FISCAL FIRST QUARTER 2011 FINANCIAL RESULTS
SAN JOSE, Calif. (August 5, 2010) — Micrus Endovascular Corporation (Nasdaq: MEND) today reported financial results for the three months ended June 30, 2010.
Micrus reported total revenues of $24.6 million for the first quarter of fiscal 2011, an increase of 16% (also 16% in constant currencies) from $21.2 million reported for the first quarter of fiscal 2010. Higher revenues resulted primarily from an increase in the number of microcoil products sold. Revenues from the Americas increased 13% to $12.6 million (including revenues from the United States of $10.7 million) and revenues from Europe increased by 18% (also 18% in constant currencies) to $7.5 million for the first quarter of fiscal 2011, both compared with the first quarter of fiscal 2010. Revenues from Asia Pacific were $4.5 million, and included sales of $4.1 million to the Company’s distributor in Japan, for the first quarter of fiscal 2011. This compares with revenues from Asia Pacific of $3.7 million, which included sales of $3.4 million to the Company’s distributor in Japan, for the first quarter of fiscal 2010.
Net income for the first quarter of fiscal 2011 was $3.1 million, or $0.17 per diluted share on 17.6 million weighted-average shares outstanding. Net income for the first quarter of 2011 included $1.3 million or $0.07 per diluted share of non-cash stock-based compensation expense. Net income for the first quarter of fiscal 2010 was $2.3 million, or $0.14 per diluted share on 16.1 million weighted-average shares outstanding, and included $1.9 million or $0.12 per diluted share of non-cash stock-based compensation expense.
Gross margin for the first quarter of fiscal 2011 was 75%, up from 74% for the first quarter of fiscal 2010.
Research and development expenses for the first quarter of fiscal 2011 were $2.3 million, compared with $2.2 million for the comparable prior-year period. The increase was primarily due to an increase in personnel and travel expenses, partially offset by a decrease in material and supplies.
Sales and marketing expenses for the first quarter of fiscal 2011 were $6.4 million, compared with $6.2 million for the first quarter of fiscal 2010. The increase was primarily due to increases in conference and trade show expenses, travel expenses and sales incentives, partially offset by lower stock-based compensation expenses.
General and administrative expenses for the first quarter of fiscal 2011 were $5.9 million, compared with $5.3 million for the comparable prior-year period. The increase was primarily due to an increase in legal expenses and increases in consulting fees and personnel costs, partially offset by lower stock-based compensation expenses.
Operating income was $3.8 million for the three months ended June 30, 2010, compared with operating income of $2.0 million for the prior-year period.

Other expense, net, was $474,000 for the first quarter of fiscal 2011, compared with other income, net of $769,000 for the first quarter of fiscal 2010. The decrease was primarily due to losses resulting from the remeasurement of foreign currency transactions.
As of June 30, 2010, Micrus had cash and cash equivalents of $34.7 million, stockholders’ equity of $71.3 million and working capital of $52.9 million.
Use of Non-GAAP Financial Information
A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the use of non-GAAP measures, is included at the end of this news release. There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measures provided in the attached schedule.
Additional Information about the Proposed Transaction and Where to Find It
Johnson & Johnson (NYSE: JNJ) and Micrus announced a definitive agreement whereby Micrus will be acquired in cash at $23.40 for each outstanding Micrus share. The boards of directors of Johnson & Johnson and Micrus have approved the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, similar regulation in other countries, Micrus stockholder approval and other customary closing conditions.
In connection with the proposed acquisition, Micrus filed a preliminary proxy statement with the SEC on August 2, 2010. In addition, Micrus intends to file a definitive proxy statement with the SEC, and Micrus and Johnson & Johnson will file other relevant materials with the SEC. The definitive proxy statement will be sent to security holders of Micrus seeking their approval of the proposed acquisition. Investors and security holders of Micrus are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition because they will contain important information about the proposed acquisition and the parties to the proposed acquisition.
Investors and security holders may obtain a free copy of the preliminary and definitive proxy statements and other relevant materials when they become available and any other documents filed by Micrus with the SEC, at the SEC’s web site at www.sec.gov. The preliminary and definitive proxy statements and such other documents may also be obtained for free from Micrus by contacting Micrus at: 408-433-1400 or 821 Fox Lane, San Jose, California 95131.
Johnson & Johnson, Micrus and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Micrus stockholders in connection with the proposed acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Johnson & Johnson’s executive officers and directors in the solicitation by reading the proxy statement for Johnson & Johnson’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2010, and the definitive proxy statement relating to the proposed acquisition and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Micrus’s executive officers and directors in the solicitation by reading the preliminary proxy statement for Micrus’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 2, 2010, and the definitive proxy statement relating to the proposed acquisition and other relevant materials to be filed with the SEC when they become available. Certain executives and directors of Micrus have interests in the proposed acquisition that may differ from the interests of stockholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed acquisition are described in the preliminary proxy statement and will be described in the definitive proxy statement when it becomes available.
About Micrus Endovascular Corporation
Micrus develops, manufactures and markets implantable and disposable medical devices for use in the treatment of cerebral vascular diseases. Micrus products are used by interventional neuroradiologists, interventional neurologists and endovascularly trained neurosurgeons to treat both cerebral aneurysms responsible for hemorrhagic stroke and intracranial atherosclerosis, which may lead to ischemic stroke. Hemorrhagic and ischemic stroke are both significant causes of death and disability worldwide. The Micrus product lines enable physicians to gain access to the brain in a minimally invasive manner through the vessels of the arterial system. Micrus’ proprietary, three-dimensional microcoils anatomically deploy within the aneurysm, forming a scaffold that conforms to a wide diversity of aneurysm shapes and sizes. Micrus also sells stents, balloon catheters, access devices such as guide catheters, microcatheters, guidewires and accessory products used in conjunction with its microcoils. For more information visit www.micruscorp.com.
Forward-Looking Statements
Micrus, from time to time, may discuss forward-looking information, including related to Johnson & Johnson’s acquisition of Micrus. Except for the historical information contained in this release, all forward-looking statements are predictions by the Company management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. For example, the merger is subject to conditions to close including approval of U.S. and foreign regulatory authorities and approval of our shareholders as well as other customary conditions. All forward-looking statements in this release represent the Company judgment as of the date of this release. The Company disclaims, however, any intention or obligation to update forward-looking statements.
[Financial Tables to Follow]

Exhibit 99.1
MICRUS ENDOVASCULAR CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30,	March 31,
	2010	2010
ASSETS
Current Assets:
Cash and cash equivalents	$34,664	$30,072
Accounts receivable, net	15,968	15,454
Inventories	13,743	13,769
Prepaid expenses and other current assets	1,475	1,760

Total current assets	65,850	61,055

Property and equipment, net	5,615	5,841
Goodwill	7,169	7,169
Intangible assets, net	5,092	5,394
Deferred tax assets	516	312
Other assets	459	465

Total assets	$84,701	$80,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,718	$1,902
Accrued payroll and other related expenses	4,731	6,080
Income taxes payable	452	417
Deferred tax liability	169	138
Accrued liabilities	5,918	5,917

Total current liabilities	12,988	14,454
Other non-current liabilities	405	446

Total liabilities	13,393	14,900

Stockholders’ Equity:
Common stock	166	164
Additional paid-in capital	141,048	138,019
Accumulated other comprehensive loss	(2,097)	(1,961)
Accumulated deficit	(67,809)	(70,886)

Total stockholders’ equity	71,308	65,336

Total liabilities and stockholders’ equity	$84,701	$80,236

MICRUS ENDOVASCULAR CORPORATION
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2010	2009
Revenues	$24,628	$21,223

Cost of goods sold	6,227	5,564

Gross profit	18,401	15,659

Operating expenses:
Research and development	2,312	2,214
Sales and marketing	6,436	6,216
General and administrative	5,872	5,266

Total operating expenses	14,620	13,696

Income from operations	3,781	1,963

Interest income	11	16
Interest expense	—	(36)
Other income (expense), net	(474)	769

Income before income taxes	3,318	2,712
Provision for income taxes	241	448

Net income	$3,077	$2,264

Net income per share:
Basic	$0.19	$0.14
Diluted	$0.17	$0.14

Weighted-average number of shares used in per share calculations:
Basic	16,522	15,830
Diluted	17,607	16,140

MICRUS ENDOVASCULAR CORPORATION
Non-GAAP Constant Currency Revenues Reconciliation
(unaudited)
(in thousands)

	Three Months Ended June 30,		Change
			As Reported
			Currency	Constant Currency
	2010	2009	Basis	Basis
	(Dollars in thousands)		(GAAP)	(Non-GAAP)
Revenues:
Americas	$12,644	$11,156	13%	13%
Europe	7,491	6,362	18%	18%
Asia Pacific	4,493	3,705	21%	21%

Total Revenues, as reported	$24,628	$21,223	16%	16%

To calculate operating segment revenue growth rates that exclude the impact of foreign exchange rates, the Company converts actual current period revenues from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the table above. The impact of foreign exchange rates is highly variable and difficult to predict. In addition, the Company provides constant dollar revenue changes for Europe revenues because management uses the measures to understand the underlying change in revenue excluding the impact of items that are not under management’s direct control, such as changes in foreign exchange rates.
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